Exhibit 10.11

SECOND AMENDMENT TO FEE AGREEMENT
THIS SECOND AMENDMENT TO FEE AGREEMENT (this “Amendment”), dated as of February 4, 2019 (the “Effective Date”), is made by and among CITIBANK, N.A. (together with its successors and/or assigns, “Buyer”), TRMT CB LENDER LLC, a Delaware limited liability company (“Seller”), and for the purpose of acknowledging and agreeing to the provision set forth in Section 3 hereof, TREMONT MORTGAGE TRUST, a Maryland real estate investment trust (“Guarantor”).
W I T N E S S E T H:
WHEREAS, Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of February 9, 2018, as amended by the First Amendment to Master Repurchase Agreement, dated as of November 6, 2018 (as such agreement may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Repurchase Agreement, Seller and Buyer entered into that certain Fee Agreement, dated as of February 9, 2018, as amended by the First Amendment to Fee Agreement, dated as of November 6, 2018 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Fee Agreement”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Repurchase Agreement; and
WHEREAS, Seller and Buyer desire to modify the definition of Facility Amount as set forth herein.
NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller and Buyer covenant and agree as follows as of the Effective Date, and Guarantor acknowledges and agrees as to the provision set forth in Section 3 as of the Effective Date:
1.Amendment to Fee Agreement.
(a)The following definitions are hereby added to Section 1 of the Fee Agreement in their respective appropriate alphabetical location:
“RMR Indebtedness” shall mean, with respect to Guarantor, obligations in respect of borrowed money which indebtedness satisfies each of the following clauses (i) through (vi):

(i)
proceeds of advances under such indebtedness are used either (x) together with advances of Purchase Price by Buyer pursuant to Transactions, to fund Purchased Assets consistent with the Guarantor’s business plan which has been approved by its board of directors or (y) to be held by Guarantor in order to satisfy the minimum Cash Liquidity (as such term is defined in the Guaranty) financial covenant required under the Guaranty,

(ii)
such indebtedness matures on or after the latest of (x) three (3) years from the date of issuance of such indebtedness, (y) thirty (30) days after the Repurchase Date (as such date may be extended) and (z) thirty (30) days after the maturity date of the Texas Capital Bank Note (as such date may be extended),

(iii)	such indebtedness prohibits assignment of such indebtedness to a holder (or issuance of a participation interest in such indebtedness to an entity) that is not Controlled by Manager’s Parent,

(iv)
such indebtedness provides that, while the Repurchase Agreement and the Texas Capital Bank Note are outstanding and have not been terminated, such indebtedness is prepayable only in whole or in part with funds the source of which is net cash proceeds received by Guarantor in connection with a public offering of its common stock or issuance of preferred equity and any such funds applied towards such prepayment may not be re-borrowed,

(v)	such indebtedness bears interest at a rate calculated and paid quarterly in arrears equal to 6.50% per annum, and

(vi)	such indebtedness will include an event of default in the event Guarantor ceases to be managed by Manager.
“Supplemental Facility Fee” shall mean an amount equal to the product of (x) 0.50%, (y) the increase in the Facility Amount described and established under the proviso to the definition of Facility Amount and (z) a fraction, expressed as a percentage, the numerator of which equals the number of calendar days from the Business Day on which such increase in the Facility Amount is effective to November 6, 2021 and the denominator of which equals 1,095.
“Texas Capital Bank Note” shall mean that certain Promissory Note, dated July 27, 2018, in the principal amount of up to $32,290,400.00 made by TRMT TCB Lender LLC payable to Texas Capital Bank, National Association.
(b)The following definition in Section 1 of the Fee Agreement is hereby deleted in its entirety and replaced by the version below:
“Facility Amount” shall mean $135,000,000; provided, that, notwithstanding the foregoing, commencing on and after the date Guarantor has issued Indebtedness which, in the reasonable determination of Buyer, satisfies the requirements to be treated as RMR Indebtedness, then the Facility Amount shall increase by $3.00 for each $1.00 borrowed under the RMR Indebtedness, up to a maximum Facility Amount equal to $210,000,000, which increase shall be effective on the date such borrowing under the RMR Indebtedness occurs. Seller shall notify Buyer in writing of each borrowing under the RMR Indebtedness by not later than the second (2nd) Business Day prior to the Business Day on which funds are advanced.
(c)The following is hereby added as Section 9 of the Fee Agreement:
Section 9. Supplemental Facility Fee.
Seller shall pay to Buyer the Supplemental Facility Fee on each Business Day on which the Facility Amount is increased as described and established in the proviso to the definition of Facility Amount, which Supplemental Facility Fee shall be non-refundable and shall be deemed fully earned by Buyer and due and payable to Buyer on each such Business Day.
2.    Seller’s Representations. Seller has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Seller of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Seller of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).
3.    Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Repurchase Agreement hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
4.    Conditions Precedent. This Amendment and its provisions shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each of Seller, Buyer and Guarantor.
5.    Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly (and after Buyer or Buyer’s counsel gives Seller an invoice for such expenses).
6.    Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Repurchase Agreement (as it existed before this

Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Repurchase Agreement inconsistent with this Amendment. All references to the “Agreement” in the Repurchase Agreement or to the “Repurchase Agreement” in any of the other Transaction Documents shall mean and refer to the Repurchase Agreement as modified and amended hereby.
7.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.
8.    Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.
9.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
10.    Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Article 19 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

SELLER: CB LENDER LLC, a Delaware limited liability company By:_/s/ G. Douglas Lanois____________ Name: G. Douglas Lanois Title: Chief Financial Officer

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GUARANTOR:
TREMONT MORTGAGE TRUST,
a Maryland real estate investment trust

By: /s/ G. Douglas Lanois_________
Name: G Douglas Lanois
Title: Chief Financial Officer

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BUYER:
CITIBANK, N.A.

By: /s/ Richard B. Schlenger__________
Name: Richard B. Schlenger
Title: Authorized Signatory